                                                                     EXHIBIT 13

                      SUBSCRIPTION AGREEMENT FOR INTERESTS
                   IN THE BERGER/BIAM INTERNATIONAL PORTFOLIO
               (SERIES OF BERGER/BIAM WORLDWIDE PORTFOLIOS TRUST)

     The undersigned, Berger/BIAM Worldwide Funds Trust, on behalf of each of the series specified below, hereby subscribes for the purchase of beneficial interests ("Interests") in the Berger/BIAM International Portfolio, a series of Berger/BIAM Worldwide Portfolios Trust (the "Trust"), as follows:

--------------------------------------------------------------------------------
SERIES                         PERCENTAGE INTEREST               CONSIDERATION
--------------------------------------------------------------------------------
Berger/BIAM International              30%                           $30,000
Institutional Fund
--------------------------------------------------------------------------------
Berger/BIAM International              70%                           $70,000
CORE Fund
--------------------------------------------------------------------------------

     Submitted herewith in consideration for the Interests to the Trust, or its transfer agent, is the amount specified above.

     The undersigned hereby represents that the Interests are being acquired by the undersigned solely for investment, for the sole account of the series specified, and not with a view to distribution within the meaning of the Securities Act of 1933 (the "Act") and the rules and regulations thereunder.
The undersigned further hereby represents to the Trust, as an inducement for the Interests to be sold to the undersigned, that the present and anticipated financial position of the undersigned permits it to purchase the Interests and to hold them for investment purposes and that the undersigned has no present intention to redeem or resell such Interests. The undersigned is thoroughly familiar with the proposed business of the Trust and has made all investigations which it deems necessary or desirable in connection with this purchase. The undersigned is headquartered in the State of Colorado. The undersigned has been advised that the availability of the exemption from registration under the Act relied upon by the Trust in issuing these Interests is dependent in part upon the truth of the foregoing representations.

     Prior to making a commitment to purchase the Interests, the Trust has informed the undersigned: (i) that the Interests are not registered under the Act and may not be resold unless they are subsequently so registered or unless an exemption from such registration is available; (ii) that Rule 144 under the Act is presently not applicable to a resale of the Interests; (iii) that any certificates representing the Interests may bear a legend in customary form drawing attention to the restrictions on their transferability.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement effective as of the 4th day of October, 1996.


                                        BERGER/BIAM WORLDWIDE FUNDS TRUST, on
                                        behalf of each of its series known as
                                        the Berger/BIAM International
                                        Institutional Fund and the Berger/BIAM
                                        International CORE Fund



                                        By: /s/ Gerard M. Lavin
                                           -------------------------------------
                                           Name:  Gerard M. Lavin
                                           Title:  President